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                                                                   Exhibit 10.17


                                     FORM OF
                            INDEMNIFICATION AGREEMENT

            THIS INDEMNIFICATION AGREEMENT ("Agreement"), dated as of _____ ___, 2001, by and between Wright Medical Group, Inc., a Delaware corporation (the "Corporation"), and _____________ (the "Indemnitee").

                                    RECITALS

            WHEREAS, the Fourth Amended and Restated Certificate of Incorporation of the Corporation (the "Charter") and the Amended By-laws of the Corporation (the "By-laws") provide for indemnification by the Corporation of its directors and officers as provided therein, and the Indemnitee has agreed to serve as a director and/or officer of the Corporation or has agreed to continue to serve as a director and/or officer of the Corporation;

            WHEREAS, to provide the Indemnitee with additional contractual assurance of protection against personal liability in connection with certain proceedings described below, the Corporation desires to enter into this Agreement;

            WHEREAS, the General Corporation Law of the State of Delaware (the "DGCL") expressly recognizes that the indemnification provisions of the DGCL are not exclusive of any other rights to which a person seeking indemnification may be entitled under the Charter or By-laws, a resolution of stockholders or directors, an agreement or otherwise, and this Agreement is being entered into pursuant to and in furtherance of the Charter and By-laws, as permitted by the DGCL and as authorized by the Charter and the Board of Directors of the Corporation; and

            WHEREAS, in order to induce the Indemnitee to serve or continue to serve as a director and/or officer of the Corporation and in consideration of the Indemnitee so serving, the Corporation desires to indemnify the Indemnitee and to make arrangements pursuant to which the Indemnitee may be advanced or reimbursed expenses incurred by the Indemnitee in certain proceedings described below, according to the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the Indemnitee's agreement to serve or continue to serve as a director and/or officer of the Corporation and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation has agreed to the covenants set forth herein for the purpose of further securing to the Indemnitee the indemnification provided by the Charter and the By-laws:

Section  1. Indemnification.

      (a) In accordance with the provisions of paragraph (b) of this Section 1, the Corporation shall hold harmless and indemnify the Indemnitee against any and all expenses, liabilities and losses (including, without limitation, investigation expenses, expert witnesses' and attorneys' fees and expenses, judgments, penalties, fines, ERISA excise taxes, amounts paid or to be paid in settlement and any federal, state, local or foreign taxes imposed on the Indemnitee as a

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result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities and losses) actually incurred by the Indemnitee (net of any related insurance proceeds or other amounts received by the Indemnitee or paid by or on behalf of the Corporation on the Indemnitee's behalf) in connection with any threatened, pending or completed action, suit, arbitration or proceeding or any hearing, inquiry or investigation, whether brought by or in the right of the Corporation or otherwise, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding, whether civil, criminal, administrative, investigative or other, or any appeal therefrom, in which the Indemnitee was, is or becomes a party, witness or other participant, or was, is or becomes threatened to be made a party, witness or other participant, (a "Proceeding") based upon, arising from, relating to, or by reason of the fact that the Indemnitee is, was, shall be, or shall have been a director and/or officer of the Corporation (or any subsidiary of the Corporation) or is or was serving, shall serve, or shall have served at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent ("Affiliate Indemnitee") of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, or other incorporated or unincorporated enterprise (each, a "Corporation Affiliate"). All amounts payable by the Corporation pursuant to this Section 1 and Section 2 hereof are herein referred to as "Indemnified Amounts."

      (b) In providing the foregoing indemnification, the Corporation shall, with respect to a Proceeding, hold harmless and indemnify the Indemnitee to the fullest extent required by the DGCL (including, without limitation, Section 145(c) of the DGCL) and to the fullest extent permitted by the Express Permitted Indemnification Provisions (as hereinafter defined) of the DGCL. For purposes of this Agreement, the Express Permitted Indemnification Provisions of the DGCL shall mean indemnification as permitted by Section 145 of the DGCL or by any amendment thereof or other statutory provisions expressly permitting such indemnification which is adopted after the date hereof (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law required or permitted the Corporation to provide prior to such amendment).

      (c) Without limiting the generality of the foregoing, the Indemnitee shall be entitled to the rights of indemnification provided in this Section 1 for any expenses actually incurred in any Proceeding initiated by or in the right of the Corporation unless the Indemnitee shall have been adjudged to be liable to the Corporation; provided, however, that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee shall be entitled to any indemnification by the Corporation that the court or other decision maker of any Proceeding deems proper, as permitted by Section 145(b) of the DGCL.

      (d) If the Indemnitee is entitled under this Agreement to indemnification by the Corporation for some or a portion of the Indemnified Amounts but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

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Section  2. Other Indemnification Arrangements.

      (a) If the Company shall be obligated under Section 1(c) hereof to pay the expenses of any proceeding against Indemnitee, then the Company, if appropriate shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided, that (i) Indemnitee shall have the right to employ Indemnitee's counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

      (b) The DGCL and the Charter and By-laws permit the Corporation to purchase and maintain insurance or furnish similar protection or make other arrangements, including, but not limited to, providing a trust fund, letter of credit, or surety bond ("Indemnification Arrangements") on behalf of the Indemnitee against any liability asserted against him or her or incurred by or on behalf of him or her in such capacity as a director or officer of the Corporation or an Affiliated Indemnitee, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Corporation or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Corporation and the Indemnitee shall not in any way limit or affect the rights and obligations of the Corporation or the other party or parties thereto under any such Indemnification Arrangement.

Section  3. Advance Payment of Indemnified Amounts.

      (a) The Indemnitee hereby is granted the right to receive in advance of a final, non-appealable judgment or other final adjudication of a Proceeding (a "Final Determination") the amount of any and all expenses, including, without limitation, investigation expenses, expert witnesses' and attorneys' fees and expenses and other expenses expended or incurred, or expected to be expended or incurred, by the Indemnitee in connection with any Proceeding or otherwise expended or incurred by the Indemnitee (such amounts so expended or incurred, or expected to be expended or incurred, being referred to as "Advanced Amounts").

      (b) In making any written request for Advanced Amounts, the Indemnitee shall submit to the Corporation a schedule setting forth in reasonable detail the dollar amount expended or incurred and expected to be expended or incurred. Each such listing shall be supported by the bill, agreement, or other documentation relating thereto, each of which shall be


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appended to the schedule as an exhibit. In addition, before the Indemnitee may receive Advanced Amounts from the Corporation, the Indemnitee shall provide to the Corporation (i) a written affirmation of the Indemnitee's good faith belief that the applicable standard of conduct required for indemnification by the Corporation has been satisfied by the Indemnitee, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the Advanced Amount if it shall ultimately be determined that the Indemnitee has not satisfied any applicable standard of conduct and is not entitled to be indemnified by the Corporation. The written undertaking required from the Indemnitee shall be an unlimited general obligation of the Indemnitee but need not be secured. The Corporation shall pay to the Indemnitee all Advanced Amounts within twenty (20) days after receipt by the Corporation of all information and documentation required to be provided by the Indemnitee pursuant to this paragraph.

Section  4. Procedure for Payment of Indemnified Amounts.

      (a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Corporation a written request for payment of the appropriate Indemnified Amounts, including with each request documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

      (b) The Corporation shall pay the Indemnitee the appropriate Indemnified Amounts unless it is established that the Indemnitee has not met any applicable standard of conduct of the Express Permitted Indemnification Provisions. For purposes of determining whether the Indemnitee is entitled to Indemnified Amounts, in order to deny indemnification to the Indemnitee the Corporation has the burden of proof in establishing that the Indemnitee did not meet the applicable standard of conduct. In this regard, a termination of any Proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct; provided, however, that the termination of any criminal proceeding by a conviction, a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee did not meet the applicable standard of conduct.

      (c) Any determination that the Indemnitee has not met the applicable standard of conduct required to qualify for indemnification shall be made (i) either by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties of such action, suit or proceeding; or (ii) by independent legal counsel (who may be the outside counsel regularly employed by the Corporation), provided that, the manner in which (and, if applicable, the counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both the highest ranking executive officer of the Corporation who is not party to such action (sometimes hereinafter referred to as "Senior Officer") and by the Indemnitee. In the event that such parties are unable to agree on the manner in which any such determination is to be made, such determination shall be made by independent legal counsel retained by the Corporation especially for such purpose, provided that such counsel be approved in advance in writing by both the said Senior Officer and the Indemnitee and provided further,


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that such counsel shall not be outside counsel regularly employed by the
Corporation. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by the Corporation, and, if requested by such counsel, the Corporation shall give such counsel an appropriate written agreement with respect to the payment of such fees and expenses and such other matters as may be reasonably requested by counsel.

      (d) The Corporation will use its reasonable best efforts to conclude as soon as practicable any required determination pursuant to subparagraph (c) above and promptly will advise the Indemnitee in writing with respect to any determination that the Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. Payment of any applicable Indemnified Amounts will be made to the Indemnitee within ten (10) days after any determination of the Indemnitee's entitlement to indemnification.

      (e) Notwithstanding the foregoing, the Indemnitee may, at any time after sixty (60) days after a request for Indemnified Amounts has been submitted to the Corporation (or upon receipt of written notice that a request for Indemnified Amounts has been rejected, if earlier) and before three (3) years after a request for Indemnified Amounts has been filed, petition a court of competent jurisdiction to determine whether the Indemnitee is entitled to indemnification under the provisions of this Agreement, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such action without having made such determination. The court shall, as petitioned, make an independent determination of whether the Indemnitee is entitled to indemnification as provided under this Agreement, irrespective of any prior determination made by the Board of Directors or independent counsel. If the court shall determine that the Indemnitee is entitled to indemnification as to any claim, issue or matter involved in the Proceeding with respect to which there has been no prior determination pursuant to this Agreement or with respect to which there has been a prior determination that the Indemnitee was not entitled to indemnification hereunder, the Corporation shall pay all expenses (including attorneys' fees and disbursements) actually incurred by the Indemnitee in connection with such judicial determination.

      (f) EXCLUDED COVERAGE. The Corporation shall have no obligation to indemnify the Indemnitee for and hold him or her harmless from any loss or expense which has been determined, by final adjudication by a court of competent jurisdiction, to constitute an Excluded Claim (as hereinafter defined). For purposes of this Agreement, an Excluded Claim shall mean any payment for losses or expenses in connection with any claim:

            (i) based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which the Indemnitee is not entitled;

            (ii) for the return by the Indemnitee of any remuneration paid to the Indemnitee without the previous approval of the stockholders of the Corporation which is illegal;

            (iii) for an accounting of profits in fact made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of Section


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      16 of the Securities Exchange Act of 1934, as amended (the "Exchange
      Act"), or similar provisions of any state law;

            (iv) resulting from the Indemnitee's knowingly fraudulent, dishonest or willful misconduct; or

            (v) the payment of which by the Corporation under this Agreement is not permitted by applicable law.

Section  5. Agreement Not Exclusive; Subrogation etc.

      (a) This Agreement shall not be deemed exclusive of and shall not diminish any other rights the Indemnitee may have to be indemnified or insured or otherwise protected against any liability, loss, or expense by the Corporation, any subsidiary of the Corporation, or any other person or entity under any charter, by-laws, law, agreement, policy of insurance or similar protection, vote of stockholders or directors, disinterested or not, or otherwise, whether or not now in effect, both as to actions in the Indemnitee's official capacity, and as to actions in another capacity while holding such office. The Corporation's obligations to make payments of Indemnified Amounts hereunder shall be satisfied to the extent that payments with respect to the same Proceeding (or part thereof) have been made to or for the benefit of the Indemnitee by reason of the indemnification of the Indemnitee pursuant to any other arrangement made by the Corporation for the benefit of the Indemnitee; provided, however, that in no event shall the Indemnitee be required to maintain any other such arrangement or request payment pursuant to any other such arrangement before seeking to be indemnified hereunder.

      (b) In the event the Indemnitee shall receive payment from any insurance carrier or from the plaintiff in any Proceeding against such Indemnitee in respect of Indemnified Amounts after payments on account of all or part of such Indemnified Amounts have been made by the Corporation pursuant hereto, such Indemnitee shall promptly reimburse to the Corporation the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation or pursuant to arrangements made by the Corporation to the Indemnitee exceeds such Indemnified Amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to the Indemnitee hereunder. In addition, upon payment of Indemnified Amounts hereunder, the Corporation shall be subrogated to the rights of the Indemnitee receiving such payments to the extent thereof against any insurance carrier (to the extent permitted under such insurance policies) or in respect of such Indemnified Amounts and the Indemnitee shall execute and deliver any and all instruments and documents and perform any and all other acts or deeds which the Corporation deems necessary or advisable to secure such rights. Such right of subrogation shall be terminated upon receipt by the Corporation of the amount to be reimbursed by the Indemnitee pursuant to the first sentence of this paragraph
(b).

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Section 6. INSURANCE COVERAGE. In the event that the Corporation maintains directors and officers liability insurance to protect itself and any director or officer of the Corporation against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same extent as any other director or officer of the Corporation.

Section 7. ESTABLISHMENT OF TRUST. In the event of a potential business combination or change in control of the Corporation of the type required to be reported under Item 1 of Form 8-K promulgated under the Exchange Act (collectively, a "Change in Control"), the Corporation shall, upon written request by the Indemnitee, create a trust (the "Trust") for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Indemnified Amounts (including, without limitation, Advanced Amounts) which are actually paid (but not as yet reimbursed) or which the Indemnitee reasonably determines from time to time may be payable by the Corporation under this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the independent legal counsel appointed under
Section 4 hereof. The terms of the Trust shall provide that following its establishment: (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee; (ii) the trustee of the Trust shall advance, within twenty (20) days of a request by the Indemnitee, any and all Advanced Amounts to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Corporation under Section 3(b)(ii) hereof; (iii) the Corporation shall continue to fund the Trust from time to time in accordance with the funding obligations set forth above; (iv) the trustee of the Trust shall promptly pay to the Indemnitee all Indemnified Amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement; and
(v) all unexpended funds in the Trust shall revert to the Corporation upon a final determination by a court of competent jurisdiction in a final decision from which there is no further right of appeal that the Indemnitee has been fully Indemnified under the terms of this Agreement. The trustee of the Trust shall be chosen by the Indemnitee.

Section 8. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period the Indemnitee is a director or officer, as the case may be, of the Corporation (or is serving at the request of the Corporation as an Affiliate Indemnitee) and shall continue thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was a director or officer of the Corporation or was serving in any other capacity referred to herein.

Section 9. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding on and shall inure to the benefit of and be enforceable by the parties hereto, by the Corporation's successors and assigns and by the Indemnitee's personal or legal representatives, executors, administrators, successors, assigns, heirs, spouses, distributees, devisees, and legatees. The Corporation shall require and cause any successor or assignee (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to the Corporation and to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession or assignment had taken place.

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Section 10. ENFORCEMENT. The Corporation has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce the Indemnitee to act as a director or officer, as the case may be, of the Corporation, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

      (a) The Indemnitee's right to indemnification shall be enforceable by the Indemnitee only in the Chancery Court of the State of Delaware and shall be enforceable notwithstanding any adverse determination, other than a determination which has been made by a final adjudication of a court of competent jurisdiction. In any such action, if a prior adverse determination has been made, the burden of proving that indemnification is required under this Agreement shall be on the Indemnitee. The Corporation shall have the burden of proving that indemnification is not required under this Agreement if no prior adverse determination shall have been made.

      (b) In the event the Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse the Indemnitee for all of the Indemnitee's fees and expenses (including attorney's fees and expenses) in bringing and pursuing such action. The Indemnitee shall be entitled to the advancement of Indemnified Amounts to the full extent contemplated by Section 3 hereof in connection with such proceeding.

Section 11. SEVERABILITY. In the event that any provision of this Agreement (including any provision within a single section, paragraph or sentence) is determined by a court of competent jurisdiction to require the Corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

Section 12. MISCELLANEOUS. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing signed by the Indemnitee and either the Chairman of the Board or the Chief Executive Officer or another officer of the Corporation specifically designated by the Board of Directors. No waiver by either party at any time of any breach by the other party of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous negotiations, representations, commitments, understandings and agreements (written, oral or otherwise, express or implied) with respect to the subject matter hereof between the parties hereto. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. The Indemnitee may bring an action seeking resolution of disputes or controversies arising under or in any way related to this Agreement in the state or federal court jurisdiction in which the Indemnitee resides or in which his or her place of business is located, and in any related appellate courts, and the Corporation consents to the jurisdiction of such courts and to such venue.

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Section 13. NOTICES. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

      If to the Indemnitee:

            c/o Wright Medical Group, Inc.
            5677 Airline Road
            Arlington, TN 38002

            Facsimile: (901) 867-4398



      If to the Corporation:

            Wright Medical Group, Inc.
            5677 Airline Road
            Arlington, TN 38002

            Facsimile: (901) 867-4398

            Attention: Jason P. Hood, General Counsel and Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

Section 14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 15. EFFECTIVENESS. This Agreement shall be effective as of the date first above written.


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      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                      WRIGHT MEDICAL GROUP, INC.


                                      By:
                                         -------------------------------------
                                          Name:
                                          Title:

                                      INDEMNITEE


                                      ----------------------------------------
                                      Name: